UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported):	August 28, 2012

Old National Bancorp
__________________________________________
(Exact name of registrant as specified in its charter)

Indiana	001-15817	35-1539838
_____________________ (State or other jurisdiction	_____________ (Commission	______________ (I.R.S. Employer
of incorporation)	File Number)	Identification No.)

One Main Street, Evansville, Indiana		47708
_________________________________ (Address of principal executive offices)		___________ (Zip Code)

Registrant’s telephone number, including area code:	(812) 464-1294

Not Applicable
______________________________________________
Former name or former address, if changed since last report

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[  ]  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[  ]  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[  ]  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[  ]  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

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Item 1.01 Entry into a Material Definitive Agreement.

On August 28, 2012, Old National Bancorp ("ONB") entered into a First Amendment to Agreement and Plan of Merger (the "First Amendment"), which amended the Agreement and Plan of Merger (the "Merger Agreement") ONB entered into with Indiana Community Bancorp ("ICB"). Pursuant to the Merger Agreement, ICB will merge with and into ONB whereupon the separate corporate existence of ICB will cease and ONB will survive (the "Merger"). Simultaneous with the Merger, Indiana Bank and Trust Company, an Indiana chartered commercial bank and wholly owned subsidiary of ICB, will be merged with and into Old National Bank, a national banking association and wholly owned subsidiary of ONB, with Old National Bank as the surviving bank (the "Bank Merger"). The Merger Agreement was entered into on January 24, 2012, and is described in more detail in ONB’s Current Report on Form 8-K dated January 25, 2012.

The First Amendment extends the outside closing date in the Merger Agreement from August 31, 2012 to September 30, 2012. ONB has received regulatory approval from the Board of Governors of the Federal Reserve System (the "FRB") of the Merger. ONB expects the Merger and Bank Merger to close on September 15, 2012, subject to the satisfaction of customary closing conditions and the approval by the Office of the Comptroller of the Currency (the "OCC") of the Bank Merger.

The First Amendment is filed as Exhibit 2.1 hereto and is incorporated herein by reference.

Item 7.01 Regulation FD Disclosure.

As referenced in Item 1.01 of this Current Report, ONB received regulatory approval from the FRB of the Merger. The Merger and Bank Merger are expected to close on September 15, 2012, subject to the satisfaction of customary closing conditions and receipt of approval by the OCC of the Bank Merger.

Item 9.01 Financial Statements and Exhibits.

(a) Not applicable.
(b) Not applicable.
(c) Not applicable.
(d) Exhibits.

Exhibit No. - Description of Exhibit:
2.1 - First Amendment to Agreement and Plan of Merger, dated August 28, 2012 by and between Old National Bancorp and Indiana Community Bancorp

Forward-Looking Statements
This Current Report on Form 8-K contains certain forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. These statements include, but are not limited to, statements about the expected timing and completion of the proposed merger. Forward-looking statements can be identified by the use of the words “anticipate,” “believe,” “expect,” “intend,” “could” and “should,” and other words of similar meaning. These forward-looking statements express management’s current expectations or forecasts of future events and, by their nature, are subject to risks and uncertainties and there are a number of factors that could cause actual results to differ materially from those in such statements. Factors that might cause such a difference include, but are not limited to: expected cost savings, synergies and other financial benefits from the proposed merger not being realized within the expected time frames and costs or difficulties relating to integration matters might be greater than expected; failure to receive regulatory approval from the Office of the Comptroller of the Currency of the Bank Merger; market, economic, operational, liquidity, credit and interest rate risks associated with ONB’s and ICB’s businesses, competition, government legislation and policies (including the impact of the Dodd-Frank Wall Street Reform and Consumer Protection Act and its related regulations); the ability of ONB or ICB to execute their respective business plans (including the proposed acquisition of ICB); changes in the economy which could materially impact credit quality trends and the ability to generate loans and gather deposits; failure or circumvention of either ONB’s or ICB’s internal controls; failure or disruption of our information systems; significant changes in accounting, tax or regulatory practices or requirements; new legal obligations or liabilities or unfavorable resolutions of litigations; other matters discussed in this Report and other factors identified in ONB’s and ICB’s Annual Reports on Form 10-K and other periodic filings with the Securities and Exchange Commission. These forward-looking statements are made only as of the date of this Report, and neither ONB nor ICB undertakes an obligation to release revisions to these forward-looking statements to reflect events or conditions after the date of this Report.

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Old National Bancorp

August 31, 2012	By:	Jeffrey L. Knight

Name: Jeffrey L. Knight
Title: EVP, Chief Legal Counsel and Corporate Secretary

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Exhibit Index

Exhibit No.	Description

2.1	First Amendment to Agreement and Plan of Merger, dated August 28, 2012 by and between Old National Bancorp and Indiana Community Bancorp